Exhibit 10.91

Commercial Real Estate

Institutional and Metro Markets Group

2030 Main Street, Suite 800

Irvine, CA 92614

Telephone: (949) 251-4300

April 10, 2013

KBSIII Legacy Town Center, LLC

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

Re:   Loan No. 1006987

This Letter Modification Agreement dated April 10, 2013 (“Modification Agreement”) is entered into by and between Wells Fargo Bank, National Association, as Administrative Agent (collectively with its successors or assigns, “Lender”), and KBSIII Legacy Town Center, LLC, a Delaware limited liability company, (“Borrower”).

Pursuant to the terms of that certain Loan Agreement dated March 27, 2012, and as the same may be amended, modified, supplemented or replaced from time to time (“Loan Agreement”), Lender made a loan to Borrower in the principal amount of Sixty Million Two Hundred Fifty Thousand Dollars ($60,250,000). The Loan is evidenced by a Secured Promissory Note dated as of the date of the Loan Agreement, executed by Borrower in favor of Lender, in the principal amount of the Loan as the same may be amended, modified, supplemented or replaced from time to time, (“Note”) and is further evidenced by certain other documents described in the Loan Agreement as Loan Documents.

The Note is secured by, among other things a Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated March 27, 2012 and recorded March 28, 2012 under 20120328000357790 of the Real Property Records of Collin County, Texas (collectively, as the same may be amended, modified, supplemented or replaced from time to time, “Security Instrument”) encumbering real property described more particularly therein.

The Loan Agreement has been previously amended and modified by that certain Modification Agreement dated March 15, 2013 (the “First Modification”).

Borrower and Lender agree to modify the Loan Agreement as follows:

1.	Definitions. Effective April 10, 2013, the following definition in Article 1 of the Loan Agreement is hereby deleted and restated as follows:

“Maturity Date” – means April 22, 2013.

Borrower hereby represents and warrants that no breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents (as defined in the Loan Agreement), as modified by this Modification Agreement, and all representations and warranties herein and in the other Loan Documents are true and correct, which representations and warranties shall survive execution of this Modification Agreement.

“Borrower”

KBSIII LEGACY TOWN CENTER, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION III, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
“Lender”					Chief Executive Officer

Wells Fargo Bank, N.A.

By:	/s/ Bryan Stevens
Bryan Stevens, Senior Vice President

GUARANTOR’S CONSENT

The undersigned (“Guarantor”) consents to the foregoing Modification Agreement and the transactions contemplated thereby and reaffirms its obligations under the Limited Guaranty (“Guaranty”) dated March 27, 2012. Guarantor reaffirms that its obligations under the Guaranty are separate and distinct from Borrower’s obligations and reaffirms its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations.

“Guarantor”

KBS REIT PROPERTIES III, LLC, a Delaware limited liability company

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

	By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
general partner

		By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer